Exhibit 10.1

SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Second Amended and Restated Credit Agreement (this “Second Amendment”) is executed as of January 8, 2021, by and among BLUEKNIGHT ENERGY PARTNERS, L.P., a Delaware limited partnership (“Borrower”), the other Loan Parties (as defined below) (solely for purposes of Sections 3 and 5.2 hereof), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (“Administrative Agent”), and the Lenders (as defined below) party hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and the financial institutions party thereto as lenders (the “Lenders”) are parties to that certain Second Amended and Restated Credit Agreement dated as of May 11, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, all capitalized terms used herein shall have the meanings given such terms in the Credit Agreement, as amended hereby); and

WHEREAS, Borrower has requested that Administrative Agent and the Required Lenders enter into this Second Amendment to amend certain terms of the Credit Agreement to, among other things, permit the Specified Pipeline Sale, the Specified Terminalling Contribution and the Specified Terminalling Sale (each as defined below), such amendments as set forth herein to be effective as of the Second Amendment Effective Date (as defined below).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the other Loan Parties (solely for purposes of Sections 3 and 5.2 hereof), Administrative Agent and the Lenders party hereto hereby agree as follows:

SECTION 1.     Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended, effective as of the Second Amendment Effective Date, in the manner provided in this Section 1.

1.1.     Amendments to Definitions. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)     Restated Definitions. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in full to read in their respective entireties as follows:

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Defaulting Lender”: any Lender that (a) has failed to (i) fund all or any portion of the Loans or participations in Letters of Credit required to be funded by it hereunder within two (2) Business Days of the date such Loans or participations were required to be funded hereunder, or (ii) pay to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within three (3) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (x) become the subject of a proceeding under any Debtor Relief Law, (y) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (z) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 2.18) upon delivery of written notice of such determination to the Borrower, each Issuing Lender and each Lender.

“Loan Documents”: this Agreement, the First Amendment, the Second Amendment, the Security Documents, the Notes, the Letter of Credit Agreements, and any amendment, waiver, supplement or other modification to any of the foregoing.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(b)     Amended Definition.

The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by replacing the reference to “and (g) losses from Asset Sales” with “, (g) losses from Asset Sales and (h) one-time, factually supportable transaction costs, expenses, fees and charges incurred in connection with the Specified Trucking Sale, the Specified Pipeline Sale and the Specified Terminalling Sale (including, for the avoidance of doubt, any severance expenses incurred in connection therewith) in an aggregate amount not to exceed $6,500,000, provided that Administrative Agent has previously received an itemized expense report with respect to any amounts being added back to Consolidated EBITDA in reliance on this clause (h), including a list of individuals receiving any such severance payments (if applicable) and any other information reasonably requested by the Administrative Agent”

(c)     Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended to add the following definitions in alphabetical order to such Section:

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially in the form of the Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA section 3(42) or otherwise for purposes of Title I of ERISA or section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate”: with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Covered Entity”: any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party”: as defined in Section 10.25.

“Debtor Relief Laws”: the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default Right”: the meaning assigned to that term in, and as interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Equity Repurchase Increase Conditions”: with respect to a Restricted Payment occurring in reliance on Section 7.6(c)(i)(z), collectively, (i) the Specified Terminalling Sale has been consummated in accordance with this Agreement and the Loan Parties have received Net Cash Proceeds of at least $115,000,000 in connection therewith which have been applied in full toward prepayment of the Loans, (ii) the date of such Restricted Payment is on or before June 30, 2021, and (iii) both before and after giving effect to such Restricted Payment, (w) the Consolidated Total Leverage Ratio on a Pro Forma Basis is less than 4.00 to 1.00 and the Borrower is otherwise in compliance on a Pro Forma Basis with the financial covenants set forth in Section 7.1, (x) the Borrower has availability under this Agreement of at least 25% of the Total Commitments, (y) the Total Commitments have been permanently reduced pursuant to Section 2.4 to an amount equal to or less than $350,000,000 and (z) no Default or Event of Default exists or would result therefrom.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC”: as the term “qualified financial contract” is defined in, and interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support”: as defined in Section 10.25.

“Qualified Professional Asset Manager”: as defined in Section 10.24(a)(iii).

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Second Amendment”: that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of January 8, 2021, among the Borrower, the other Loan Parties (solely for purposes of Sections 3 and 5.2 thereof), the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date”: January 8, 2021.

“Specified Pipeline Sale”: the Disposition by BKEP Crude, L.L.C. of one hundred percent (100%) of the Capital Stock of each of BKEP Pipeline, L.L.C. and BKEP Red River System LLC, as well as the Disposition by BKEP Supply and Marketing LLC of all of its crude purchase and sale contracts, its crude oil inventory, and several tanks at a station operated by a Subsidiary of the Borrower, as applicable, pursuant to the Specified Pipeline Sale PSA.

“Specified Pipeline Sale PSA”: that certain membership interest purchase agreement for the Specified Pipeline Sale among the applicable Restricted Subsidiaries party thereto, as sellers, and the buyer party thereto.

“Specified Terminalling Contribution”: the contribution to BKEP Crude Storage, L.L.C. by BKEP Crude, L.L.C. of all assets, crude storage contracts, and real and personal property relating to the Cushing crude storage terminals to the extent necessary to enable BKEP Crude, L.L.C. to complete the Specified Terminalling Sale.

“Specified Terminalling Sale”: after the Specified Terminalling Contribution, the Disposition by BKEP Crude, L.L.C. of one hundred percent (100%) of the Capital Stock of BKEP Crude Storage, L.L.C. pursuant to the Specified Terminalling Sale PSA.

“Specified Terminalling Sale PSA”: that certain membership interest purchase agreement for the Specified Terminalling Sale between the applicable Restricted Subsidiary party thereto, as seller, and the buyer party thereto.

“Specified Trucking Sale”: the Disposition by BKEP Crude, L.L.C. of certain trucking and related assets pursuant to that certain asset purchase and sale agreement dated August 24, 2020 (as amended by the amendment to asset purchase and sale agreement dated as of December 9, 2020), between BKEP Crude, L.L.C., as seller, and the buyer party thereto.

“Supported QFC”: as defined in Section 10.25.

“U.S. Special Resolution Regimes”: as defined in Section 10.25.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

1.2.     Additions to Interpretational Provisions. Article 1 of the Credit Agreement is hereby amended to add thereto in numerical order the following Section 1.4 to read in full as follows:

Section 1.4     Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

1.3.     Amendment to Mandatory Prepayments. Article 2 of the Credit Agreement is hereby amended by amending and restating Section 2.6 to read in full as follows:

Section 2.6     Mandatory Prepayments. If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event, including from any Specified Pipeline Sale or Specified Terminalling Sale, such Net Cash Proceeds shall be applied on such date toward repayment of the Loans; provided that, notwithstanding the foregoing, if a Reinvestment Notice has been delivered with respect to such Asset Sale or Recovery Event, other than a Specified Pipeline Sale or Specified Terminalling Sale, such Net Cash Proceeds may be applied in accordance with such Reinvestment Notice and on the relevant Reinvestment Prepayment Date an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward repayment of the Loans. Except as required by Section 7.5(m), no reduction of the Commitments is required in connection with this Section 2.6.

1.4.     Amendment to Representations and Warranties Article. Article 4 of the Credit Agreement is hereby amended to:

(a)     replace the parenthetical in Section 4.16 in its entirety with the following: “(including to fund Capital Expenditures, Restricted Payments permitted by this Agreement, Investments permitted by this Agreement and Permitted Acquisitions)”; and

(b)     add thereto in numerical order the following Section 4.26 to read in full as follows:

Section 4.26     Beneficial Ownership Certification. As of the Second Amendment Effective Date, the information included in the most recent Beneficial Ownership Certificate provided to the Administrative Agent on or before the Second Amendment Effective Date is true and correct in all respects.

1.5.     Amendment to Certificates; Other Information Covenant. Section 6.2 of the Credit Agreement is hereby amended by amending and restating clause (g) of such Section in its entirety to read in full as follows:

(g)     promptly, (i) information and documentation for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act or other applicable anti-money laundering laws and the Beneficial Ownership Regulation and (ii) such additional financial and other information, in each case as the Administrative Agent or any Lender may from time to time reasonably request.

1.6.     Amendment to Notices Covenant. Section 6.7 of the Credit Agreement is hereby amended by deleting the reference to “; and” at the end of clause (f) thereof, replacing the period at the end of clause (g) thereof with a reference to “; and” and adding a new clause (h) at the end of such Section to read in full as follows:

(h)     any change in the information provided in any relevant Beneficial Ownership Certification delivered hereunder that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

1.7.     Amendment to Fundamental Changes Covenant. Section 7.4 of the Credit Agreement is hereby amended by amending and restating the lead-in to such Section and clause (a) and (b) of such Section in their respective entireties to read in full as follows:

Section 7.4     Fundamental Changes. Consummate any merger, division, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of (whether in one transaction or in a series of transactions and including by statutory division of the Borrower or such Restricted Subsidiary) all or substantially all of its property or business, except that:

(a)     any Wholly Owned Restricted Subsidiary may (i) be merged or consolidated with or into (A) the Borrower (provided that the Borrower shall be the continuing or surviving Person) or (B) another Wholly Owned Restricted Subsidiary, and (ii) divide (provided that, in the cases of clause (i)(B) above and this clause (ii), if a Subsidiary Guarantor is a party to such transaction, all continuing or surviving Persons of such transaction shall be Subsidiary Guarantors);

(b)     any Restricted Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Wholly Owned Restricted Subsidiary (upon voluntary liquidation or otherwise) (provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must be a Loan Party unless such transaction is the Specified Terminalling Contribution) or (ii) pursuant to a Disposition permitted by Section 7.5; and

1.8.     Amendment to Dispositions Covenant. Section 7.5 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (j) thereof and inserting new clauses (l) and (m) immediately thereafter to read in in their respective entireties as follows:

(l)     the Specified Pipeline Sale so long as (i) at least 75% of the purchase price thereof shall be paid in cash, (ii) no Default or Event of Default shall exist prior to or immediately after giving effect to such Disposition, (iii) such Disposition is for fair market value on arm’s length terms, (iv) the Net Cash Proceeds therefrom are applied toward prepayment of the Loans, (v) a binding Specified Pipeline Sale PSA is in full force and effect and duly executed and delivered by all the parties thereto on or before January 31, 2021, in form and substance reasonably acceptable to the Administrative Agent (it being understood that the most recent draft thereof provided to the Administrative Agent on or before the Second Amendment Effective Date is reasonably acceptable), (vi) the Specified Pipeline Sale is completed no later than June 30, 2021 in accordance with the Specified Pipeline Sale PSA without giving effect to any modifications, waivers or changes thereto that are materially adverse to the Administrative Agent or the Lenders and (vii) prior to or concurrently with the consummation of the Specified Pipeline Sale, the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the conditions contained in clauses (i) through (vi) of this Section 7.5(l) have been or will be satisfied as of the date the Specified Pipeline Sale is consummated; and

(m)     the Specified Terminalling Sale so long as (i) at least 75% of the purchase price thereof shall be paid in cash, (ii) no Default or Event of Default shall exist prior to or immediately after giving effect to such Disposition, (iii) such Disposition is for fair market value on arm’s length terms, (iv) the Total Commitments have been permanently reduced pursuant to Section 2.4 to an amount equal to or less than $350,000,000 (v) the Net Cash Proceeds therefrom are applied toward prepayment of the Loans, (vi) a binding Specified Terminalling Sale PSA is in full force and effect and duly executed and delivered by all the parties thereto on or before January 31, 2021, in form and substance reasonably acceptable to the Administrative Agent (it being understood that the most recent draft thereof provided to the Administrative Agent on or before the Second Amendment Effective Date is reasonably acceptable), (vii) the Specified Terminalling Sale is completed no later than June 30, 2021 in accordance with the Specified Terminalling Sale PSA without giving effect to any modifications, waivers or changes thereto that are materially adverse to the Administrative Agent or the Lenders and (viii) prior to or concurrently with the consummation of the Specified Terminalling Sale, the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the conditions contained in clauses (i) through (vii) of this Section 7.5(m) have been or will be satisfied as of the date the Specified Terminalling Sale is consummated.

1.9.     Amendment to Restricted Payments Covenant. Section 7.6 of the Credit Agreement is hereby amended by amending and restating subsection (c)(i) thereof in its entirety as follows:

(c)     (i) the Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire Capital Stock issued by it (x) with the proceeds received from the substantially concurrent issue of new Capital Stock (provided that if such new Capital Stock being issued is preferred Capital Stock, then proceeds of such new Capital Stock may only be used to purchase, redeem or otherwise acquire Capital Stock that is preferred Capital Stock of the same series or Capital Stock having terms less favorable to the Lenders), (y) in an amount not to exceed $10,000,000 in the aggregate (separate and in addition to the Restricted Payment basket contained in Section 7.6(c)(i)(z) below) so long as, both before and immediately after giving effect thereto the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.1 and no Default or Event of Default then exists or would result therefrom, and (z) in an amount not to exceed $20,000,000 in the aggregate (separate and in addition to the Restricted Payment basket contained in Section 7.6(c)(i)(y) above) provided that the Equity Repurchase Increase Conditions are satisfied both before and immediately after giving effect thereto and

1.10.     Amendment to Investments Covenant. Section 7.7 of the Credit Agreement is hereby amended by amending and restating subsection (h) thereof in its entirety as follows:

(h)     (i) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses), but only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, in an aggregate amount for all Group Members not to exceed $100,000 at any one time outstanding, (ii) Restricted Payments permitted by Section 7.6 and (iii) the Specified Terminalling Contribution;

1.11.     Amendment to Acknowledgment and Consent to Bail-in of EEA Financial Institutions Section. Section 10.21 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 10.21     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)     the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)     the effects of any Bail-in Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

The provisions of this Section 10.21 are intended to comply with, and shall be interpreted in light of, Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

1.12.     Amendment to Miscellaneous Article. Article 10 of the Credit Agreement is hereby amended to:

(a)     amend and restate section 10.1(b)(iv) to read in full as follows:

(iv) amend, modify or waive any provision of (x) Section 2.12 in a manner that would alter the pro rata sharing of payments or order of application required thereby or (y) Section 2.15, Section 8.2, and Section 10.7, in each case, without the written consent of each Lender adversely affected thereby;

(b)     add thereto in numerical order the following Sections 10.24 and 10.25 to read in full as follows:

Section 10.24     Certain ERISA Matters.

(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Subsidiary Guarantor, that at least one of the following is and will be true:

(i)     such Lender is not using “plan assets” (within the meaning of section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the LC Commitment, the Commitments or this Agreement;

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the LC Commitment, the Commitments and this Agreement;

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the LC Commitment, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the LC Commitment, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the LC Commitment, the Commitments and this Agreement; or

(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)     In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Subsidiary Guarantor, that none of the Administrative Agent nor any of its Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the LC Commitment, the Commitments, and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).

Section 10.25     Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 2.     Conditions Precedent. The effectiveness of the amendments to the Credit Agreement set forth in Section 1 hereof is subject to satisfaction of the following (the date on which such conditions are fulfilled is referred to as the “Second Amendment Effective Date”):

2.1.     Counterparts. Administrative Agent shall have received executed counterparts of this Second Amendment from Borrower, the other Loan Parties and Lenders comprising the Required Lenders.

2.2.     No Material Adverse Change. Since December 31, 2017, there shall have been no Material Adverse Effect.

2.3.     No Default. No Default or Event of Default shall have occurred which is continuing.

2.4.     Fees and Expenses. Administrative Agent and the Lenders shall have received all other fees and amounts due and payable on or prior to the Second Amendment Effective Date, including, without limitation, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder (including, to the extent invoiced at least one (1) Business Day prior to the Second Amendment Effective Date, the reasonable fees and expenses of Vinson & Elkins, L.L.P., counsel to Administrative Agent).

Section 3.     Representations and Warranties of Loan Parties. To induce the Lenders party hereto and Administrative Agent to enter into this Second Amendment, Borrower and each other Loan Party hereby represents and warrants to such Lenders and Administrative Agent as follows:

3.1.     Reaffirmation of Existing Representations and Warranties. Each representation and warranty of Borrower and such Loan Party contained in the Credit Agreement and the other Loan Documents to which such Loan Party is a party, as applicable, is true and correct in all material respects on the date hereof and will be true and correct in all material respects immediately after giving effect to the amendments set forth in Section 1 hereof (other than representations and warranties that were made as of a specific date, in which case such representations and warranties were true and correct in all material respects when made), except that to the extent that any such representation and warranty is already qualified by materiality, such representation and warranty shall be true and correct in all respects.

3.2.     Due Authorization; No Conflict. The execution, delivery and performance of this Second Amendment are within Borrower’s and each other Loan Party’s limited partnership, limited liability company or corporate powers, as applicable, have been duly authorized by all necessary organizational or corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon Borrower or such Loan Party or result in the creation or imposition of any Lien upon any of the assets of Borrower or such Loan Party.

3.3.     Validity and Enforceability. This Second Amendment constitutes the valid and binding obligation of Borrower and such Loan Party enforceable in accordance with its terms, except as  the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and  the availability of equitable remedies may be limited by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

3.4.     No Default or Event of Default. No Default or Event of Default has occurred which is continuing.

3.5.     No Defense. Each of Borrower and such Loan Party acknowledges that it has no defenses to its obligations to pay the Obligations when due, as applicable, or  the validity, enforceability or binding effect against Borrower and such Loan Party, as applicable, of the Credit Agreement or any of the other Loan Documents or any Liens intended to be created thereby.

3.6.     Beneficial Ownership Certification. As of the Second Amendment Effective Date, the information included in the most recent Beneficial Ownership Certificate provided to the Administrative Agent on or before the Second Amendment Effective Date is true and correct in all respects.

Section 4.     Agreement Regarding LIBOR Replacement. To induce the Lenders party hereto and Administrative Agent to enter into this Second Amendment, Borrower hereby agrees to use commercially reasonable efforts to amend or otherwise modify the Credit Agreement on or prior to June 30, 2021 to include customary market provisions with respect to the replacement of LIBOR.

Section 5.     Miscellaneous.

5.1.     No Waivers. No failure or delay on the part of Administrative Agent or the Lenders to exercise any right or remedy under the Credit Agreement, any other Loan Documents or applicable law shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative and may be exercised without notice except to the extent notice is expressly required (and has not been waived) under the Credit Agreement, the other Loan Documents and applicable law.

5.2.     Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended and modified hereby, remain in full force and effect. The amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, and such Liens are hereby ratified, affirmed and extended to secure and guarantee the Obligations as they may be modified pursuant hereto.

5.3.     Parties in Interest. All of the terms and provisions of this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.4.     Counterparts. This Second Amendment may be executed in counterparts, and all parties need not execute the same counterpart. Facsimiles or other electronic transmission (e.g., .pdf) shall be effective as originals.

5.5.     Complete Agreement. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

5.6.     Headings. The headings, captions and arrangements used in this Second Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Second Amendment, nor affect the meaning thereof.

5.7.     Effectiveness. This Second Amendment shall be effective automatically and without necessity of any further action by Borrower, any other Loan Party, Administrative Agent or any Lender when counterparts hereof have been executed by each of Borrower, the other Loan Parties, Administrative Agent and the Required Lenders, and all conditions to the effectiveness hereof set forth herein have been satisfied.

5.8.     Governing Law. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND AMENDMENT AND ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATED TO THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.9.     Conditional Consent of Specified Terminalling Contribution. Notwithstanding anything to the contrary contained in any Mortgage or other Loan Document, each Lender party hereto hereby consents to the Specified Terminalling Contribution, provided that either (i) the Specified Terminalling Sale is consummated in accordance with Section 7.5(m) of the Credit Agreement within 30 days (or such longer time permitted by the Administrative Agent in its sole discretion) after the Specified Terminalling Contribution or (ii) BKEP Crude Storage, L.L.C. has become a Subsidiary Guarantor and delivered the requisite documents required by Section 6.9(c) of the Credit Agreement within 30 days (or such longer time permitted by the Administrative Agent in its sole discretion) after the Specified Terminalling Contribution. Notwithstanding anything to the contrary in Section 8.1 of the Credit Agreement, failure to comply with this Section 5.9 within the period specified herein shall constitute an immediate Event of Default without any cure or grace period.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers as of the date and year first above written.

BORROWER:

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:	Blueknight Energy Partners G.P., L.L.C., its general partner

	By:	/s/ Matthew R. Lewis
	Name:	Matthew R. Lewis
	Title:	Chief Financial Officer

Solely for Purposes of Sections 3 and 5.2 hereof:

OTHER LOAN PARTIES:

BKEP OPERATING, L.L.C.
BKEP MATERIALS, L.L.C.
BKEP MANAGEMENT, INC.
BKEP CRUDE, L.L.C.
BKEP ASPHALT, L.L.C.
BKEP FINANCE CORPORATION
BKEP SUB, L.L.C.
BKEP SERVICES LLC
BKEP TERMINAL HOLDING L.L.C.
BKEP TERMINALLING L.L.C.
BKEP RED RIVER SYSTEM LLC
BKEP PIPELINE, L.L.C.
BKEP SUPPLY AND MARKETING LLC
BLUEKNIGHT MOTOR CARRIER LLC

By:	/s/ Matthew R. Lewis
Name:	Matthew R. Lewis
Title:	Chief Financial Officer

Signature Page to

Second Amendment to Second Amended and Restated Credit Agreement

Blueknight Energy Partners, L.P.

ADMINISTRATIVE AGENT/LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and as a Lender

By:	/s/ Nathan Starr
Name:	Nathan Starr
Title:	Director

Signature Page to

Second Amendment to Second Amended and Restated Credit Agreement

Blueknight Energy Partners, L.P.

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Jason R. Williams
Name:	Nathan Starr
Title:	Director

Signature Page to

Second Amendment to Second Amended and Restated Credit Agreement

Blueknight Energy Partners, L.P.

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Grace Garcia
Name:	Grace Garcia
Title:	Authorized Signatory

Signature Page to

Second Amendment to Second Amended and Restated Credit Agreement

Blueknight Energy Partners, L.P.

NATIXIS, NEW YORK BRANCH, as a Lender

By:	/s/ Yash Anand
Name:	Yash Anand
Title:	Managing Director

By:	/s/ Arnaud Roberdet
Name:	Arnaud Roberdet
Title:	Vice President

Signature Page to

Second Amendment to Second Amended and Restated Credit Agreement

Blueknight Energy Partners, L.P.

BBVA USA, as a Lender

By:	/s/ Mark H. Wolf
Name:	Mark H. Wolf
Title:	Senior Vice President

Signature Page to

Second Amendment to Second Amended and Restated Credit Agreement

Blueknight Energy Partners, L.P.

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Christopher Kuna
Name:	Christopher Kuna
Title:	Senior Director

Signature Page to

Second Amendment to Second Amended and Restated Credit Agreement

Blueknight Energy Partners, L.P.

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Shawn O'Hara
Name:	Shawn O'Hara
Title:	Senior Vice President

Signature Page to

Second Amendment to Second Amended and Restated Credit Agreement

Blueknight Energy Partners, L.P.

CITIBANK, N.A., as a Lender

By:
Name:
Title:

Signature Page to

Second Amendment to Second Amended and Restated Credit Agreement

Blueknight Energy Partners, L.P.

ZIONS BANCORPORATION , N.A., DBA AMEGY BANK, as a Lender

By:	/s/ JB Askew
Name:	JB Askew
Title:	Senior Vice President - Amegy Bank Division

:

Signature Page to

Second Amendment to Second Amended and Restated Credit Agreement

Blueknight Energy Partners, L.P.

CADENCE BANK, as a Lender

By:	/s/ David Anderson
Name:	David Anderson
Title:	Senior Vice President

:

Signature Page to

Second Amendment to Second Amended and Restated Credit Agreement

Blueknight Energy Partners, L.P.

REGIONS BANK, as a Lender

By:	/s/ Michael J. Kolosowsky
Name:	Michael J. Kolosowsky
Title:	Managing Director

:

Signature Page to

Second Amendment to Second Amended and Restated Credit Agreement

Blueknight Energy Partners, L.P.

TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Lincoln LaCour
Name:	Lincoln LaCour
Title:	Vice President

:

Signature Page to

Second Amendment to Second Amended and Restated Credit Agreement

Blueknight Energy Partners, L.P.

CITIZENS BANK, N.A., as a Lender

By:	/s/ John R. Corley
Name:	John R. Corley
Title:	Director

:

Signature Page to

Second Amendment to Second Amended and Restated Credit Agreement

Blueknight Energy Partners, L.P.

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Konstanze Geppert
Name:	Konstanze Geppert
Title:	Vice President

By:	/s/ Cedric Chahine
Name:	Cedric Chahine
Title:	Vice President

Signature Page to

Second Amendment to Second Amended and Restated Credit Agreement

Blueknight Energy Partners, L.P.

SYNOVUS BANK, A GEORGIA STATE BANKING CORPORATION, as a Lender

By:	/s/ Charles C. Clark, Jr.
Name:	Charles C. Clark, Jr.
Title:	Director

Signature Page to

Second Amendment to Second Amended and Restated Credit Agreement

Blueknight Energy Partners, L.P.